                          ENTERGY POWER, INC.
                        PRO FORMA BALANCE SHEET
                           SEPTEMBER 30, 1999
                              (Unaudited)

                                                              Adjustments to Reflect
                                                              Transactions Proposed
                                                    Before          In Present        After
                    ASSETS                       Transactions         Filing       Transaction
                                                                  (In Thousands)
Current Assets:
 Cash and cash equivalents:
  Cash                                                    $300                              $300
  Temporary cash investments - at cost, which
     approximates market                                42,645                            42,645
                                                      --------                          --------
      Total cash and cash equivalents                   42,945                            42,945

  Accounts receivable:
    Associated companies                                 7,964                             7,964
    Other                                               13,761                            13,761
  Fuel inventory - at average cost                       1,247                             1,247
  Materials and supplies - at average cost               1,640                             1,640
                                                      --------                          --------
       Total                                            67,557                            67,557
                                                      --------                          --------

Utility Plant:
  Electric                                             144,351                           144,351
  Electric plant acquisition adjustment                    300                               300
  Construction work in progress                          3,322                             3,322
                                                      --------                          --------
    Total                                              147,973                           147,973
  Less - Accumulated depreciation
   and amortization                                     82,302                            82,302
                                                      --------                          --------
       Utility plant - net                              65,671                            65,671
                                                      --------                          --------



       TOTAL                                          $133,228                          $133,228
                                                      ========                          ========

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
                          ENTERGY POWER, INC.
                       PRO FORMA  BALANCE SHEET
                          SEPTEMBER 30, 1999
                              (Unaudited)

                                                                 Adjustments to Reflect
                                                                 Transactions Proposed
                                                      Before          In Present        After
LIABILITIES AND SHAREHOLDER'S EQUITY               Transactions         Filing       Transaction
                                                                    (In Thousands)
Current Liabilities:
   Accounts payable:
     Associated Companies                                 $8,678                            $8,678
     Other                                                 2,275                             2,275
   Taxes accrued                                           5,271                             5,271
                                                        --------                          --------
       Total                                              16,224                            16,224
                                                        --------                          --------

Deferred Credits:
  Accumulated deferred income taxes                       20,820                            20,820

Shareholder's Equity:
  Common stock, $5 par value, authorized
   20,000 shares; issued 11,000 shares                        55                                55
  Additional paid-in capital                             144,950                           144,950
  Accumulated deficit                                    (48,821)                          (48,821)
                                                        --------                          --------
       Total                                              96,184                            96,184
                                                        --------                          --------

       TOTAL                                            $133,228                          $133,228
                                                        ========                          ========


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



                         ENTERGY POWER, INC.
                    PRO FORMA STATEMENT OF INCOME
                TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                             (Unaudited)

                                                            Adjustments to Reflect
                                                            Transactions Proposed
                                                  Before          In Present        After
                                               Transactions         Filing       Transaction
                                                                (In Thousands)

Operating revenues                                   $76,553                           $76,553

Operating expenses:
  Fuel and fuel related expenses                      46,977                            46,977
  Purchased power                                      5,168                             5,168
  Other operation and maintenance                     13,553                            13,553
  Depreciation and amortization                        3,776                             3,776
  Taxes other than income taxes                          641                               641
                                                    --------                          --------
    Total                                             70,115                            70,115
                                                    --------                          --------

Operating income                                       6,438                             6,438
                                                    --------                          --------

Other income (Deductions)
  Gain on sale of assets                               4,507                             4,507
  Interest income                                      2,471                             2,471
  Miscellaneous income and deductions - net              (11)                              (11)
                                                    --------                          --------
    Total                                              6,967                             6,967
                                                    --------                          --------

Interest charges                                          22                                22
                                                    --------                          --------

Income before income taxes                            13,383                            13,383

Income taxes                                           5,348                             5,348
                                                    --------                          --------

Net Income                                            $8,035                            $8,035
                                                    ========                          ========


